UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2009, LTX-Credence Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with a holder of the Company’s 3.5% convertible senior subordinated notes due 2010 (the “Outstanding Notes”), pursuant to which the holder agreed to exchange (the “Exchange”) $10,333,000 aggregate principal amount of the Outstanding Notes for $10,333,000 aggregate principal amount of the Company’s new 3.5% convertible senior subordinated notes due 2011 (the “New Notes”), plus accrued and unpaid interest on the exchanged Outstanding Notes at the day prior to the closing of the Exchange. After giving effect to the Exchange, approximately $38.5 million aggregate principal amount of the Outstanding Notes remain outstanding.

The New Notes will be issued pursuant to the indenture, dated as of March 27, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The New Notes are unsecured senior subordinated indebtedness of the Company, rank equally with the Outstanding Notes and bear interest at the rate of 3.5% per annum. Interest is payable on the New Notes by the Company on May 15 and November 15 of each year through maturity on May 15, 2011, commencing on May 15, 2009. At maturity, the Company will be required to repay the outstanding principal of the New Notes, together with any accrued and unpaid interest thereon, and pay a maturity premium equal to 7.5% of such principal. New Notes may be issued only in denominations of $100 or an integral multiple thereof. Under the terms of the Indenture, following completion of the Exchange, the Company may, from time to time, issue additional New Notes with an aggregate principal amount of up to $33,304,000, subject to satisfaction of certain conditions.

The New Notes are convertible, subject to the satisfaction of certain conditions or the occurrence of certain events as provided in the Indenture, into shares of the Company’s common stock at a conversion price per share of the Company’s common stock of $13.46 (subject to adjustment in certain events). The New Notes contain provisions known as net share settlement which, upon conversion of the New Notes, require the Company to pay holders in cash for up to the principal amount of the converted New Notes and to settle any amounts in excess of the cash amount in shares of the Company’s common stock.

Under the terms of the Indenture, each holder of New Notes has the right, at his or her option, at any time on or before the close of business on the last trading day prior to the maturity date, to convert his or her New Notes into shares of the Company’s common stock, only under the following circumstances:

•

during any calendar quarter beginning after December 31, 2008, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the volume weighted average price per share of the Company’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of such preceding calendar quarter was more than 150% of the conversion price of the New Notes on the last day of such preceding calendar quarter;

•

during any five trading day period after any five consecutive trading day period in which the trading price per $100 principal amount of New Notes, as determined following a request by a holder in accordance with the procedures described in the Indenture, for each day of that period was less than 98% of the product of (x) the volume weighted average price of the Company’s common stock for each day in that period and (y) the conversion rate per $100 principal amount of New Notes;

•

if the Company distributes to all holders of the Company’s common stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, the Company’s common stock at less than the closing price of the Company’s common stock on the day of issuance;

•

if the Company distributes to all holders of its common stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the volume weighted average price of the Company’s common stock on the business day preceding the declaration date for such distribution;

•

if a designated event (as such term is defined in the Indenture) or an event that would have been a designated event but for the existence of the proviso in the definition of change of control in the Indenture, occurs or is anticipated to occur;

•	at any time after the Company delivers a conversion termination notice to the holders of the New Notes in accordance with the terms of the Indenture; or

•	at any time during the period beginning 60 days prior to, but excluding, any scheduled designated event payment date (as such term is defined in the Indenture) or the maturity date.

Following a designated event, the Company must offer to repurchase all of the New Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of payment and a premium equal to 7.5% of such principal.

If there is an event of default (as defined in the Indenture), the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events involving the Company. The following are some of the other events of default under the New Notes:

•	the Company fails to pay principal or premium, if any, due at maturity, upon repurchase, acceleration or otherwise;

•	the Company fails to deliver all cash and any shares of common stock due upon conversion;

•	the Company fails to pay interest and such failure continues for a period of 30 days;

•	the Company fails to perform or observe any of the covenants or warranties in the Indenture and fails to cure such failure for 30 days after it is notified of such failure;

•	the Company fails to repurchase the New Notes upon a designated event or fails to timely notify the holders of such event; and

•	the Company defaults under a credit agreement, mortgage, indenture or instrument resulting in a payment due of $10 million or more and fails to cure such default within 30 days.

The New Notes are subordinated in right of payment to the Company’s senior debt. No payment on account of principal of, interest or premium, if any, on, or any other amounts due on the New Notes and no redemptions, repurchase or other acquisition of the New Notes may be made unless full payment of all amount due on up to $60 million of the Company’s senior debt that has been designated “Designated Senior Debt” for purposes of the Indenture has been made or duly provided for pursuant to the terms of the instrument governing such Designated Senior Debt. In addition, the Indenture provides that if any of the holders of Designated Senior Debt may provide notice, which is referred to as a payment blockage notice, to the Company and the trustee that a non-payment default has occurred giving the holder of such Designated Senior Debt the right to accelerate the maturity thereof, no payment on the New Notes and no repurchase or other acquisition of the New Notes may be made for specified periods.

In connection with the Exchange and the execution of the Indenture, on March 27, 2009, the Company and Silicon Valley Bank (“SVB”) entered into a second loan modification agreement (the “Second Loan Modification Agreement”) with respect to the loan and security agreement, dated as of December 7, 2006, between the Company and SVB, as amended (the “Loan Agreement”), pursuant to which the Company’s obligations under the Loan Agreement were designated as Designated Senior Debt for purposes of the Indenture.

The foregoing summaries of the Indenture, the New Notes, the Exchange Agreement and the Second Loan Modification Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, the New Notes, the Exchange Agreement and the Second Loan Modification Agreement, respectively, each of which is incorporated herein by reference. Copies of the Indenture and the form of Exchange Agreement are filed as Exhibits 4.1 and 10.1 hereto, respectively. A copy of the form of global note representing the New Notes is included in Exhibit 4.1 as Exhibit A thereto. A copy of the Second Loan Modification Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending April 30, 2009.

The Company intends to issue the New Notes to the holder in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 3(a)(9) thereof. No sales of securities of the same class as the New Notes have been or are to be made by the Company or by or through an underwriter at or about the same time as the Exchange. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the Exchange, except for payment by the Company of the fees and expenses of its legal advisors for their legal services and the fees and expenses of the Trustee for its services as trustee under the Indenture and the indenture governing the Outstanding Notes. No holder of any Outstanding Note has made or will make any cash payment to the Company in connection with the Exchange.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: March 27, 2009	By:	/s/ Joseph A. Hedal
Joseph A. Hedal
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of March 27, 2009, between LTX-Credence Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1	Form of Exchange Agreement